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                                                          Registration No.
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                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549

                                ____________________


                                     FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                  ________________

                         FISHER SCIENTIFIC INTERNATIONAL INC.
                 (Exact name of registrant as specified in its charter)

                 DELAWARE                         02-0451017
         (State or other jurisdiction of       (I.R.S. Employer
         incorporation or organization)       Identification No.)

                                     LIBERTY LANE
                             HAMPTON, NEW HAMPSHIRE 03842
                       (Address of Principal Executive Offices
                                  including Zip Code)

                       1991 STOCK PLAN FOR EXECUTIVE EMPLOYEES OF
                          FISHER SCIENTIFIC INTERNATIONAL INC.
                                   AND ITS SUBSIDIARIES
                          FISHER SCIENTIFIC INTERNATIONAL INC.
                              1995 OPERATING UNIT STOCK PLAN
                                (Full title of the Plans)

                                   TODD M. DUCHENE, ESQ.
                         VICE PRESIDENT-GENERAL COUNSEL AND SECRETARY
                                       LIBERTY LANE
                                HAMPTON, NEW HAMPSHIRE 03842
                                       (603) 929-2650
                    (Name, address and telephone number of agent for service)

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                            CALCULATION OF REGISTRATION FEE

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                                   Proposed        Proposed
                                   maximum         maximum
Title of                           offering        aggregate       Amount of
securities to     Amount to be     price per       offering        registration
be registered     registered       unit            price           fee
-------------     ------------     ---------       --------        ------------

Common Stock,      1,810,400(1)          (2)       $81,920,600(2)  $24,824.42
par value
$.01 per share

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(1)   Consists of (i) 310,400 shares of Common Stock to be offered under the
      1991 Stock Plan for Executive Employees of Fisher Scientific International Inc. and its Subsidiaries (in addition to the 3,104,000 shares of Common Stock previously registered pursuant to the Registrant's Registration Statements on Form S-8 (Reg. Nos. 33-46728 and 33-86830) as filed with the Securities and Exchange Commission on April 11, 1992 and November 30, 1994, respectively) and (ii) 1,500,000 shares of Common Stock to be offered under the Fisher Scientific International Inc. 1995 Operating Unit Stock Plan. Such indeterminable number of additional shares as may be distributed by the operation of the recapitalization provisions of the Plans is hereby also registered.

(2) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based upon an assumed price of $45.25 per share, the average of the high and low sale prices of the Registrant's Common Stock as reported on the New York Stock Exchange on December 18, 1996.


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                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Incorporated by reference in this Registration Statement are the following documents heretofore filed by Fisher Scientific International Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         (a) The Company's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act;

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

         (c) The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.


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Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

         The Delaware General Corporation Law (the "Delaware Law") permits a Delaware corporation to include a provision in its Certificate of Incorporation, and the Company's Restated Certificate of Incorporation so provides, eliminating or limiting the personal liability of a director to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any such of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Law which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions. Under Delaware law, directors and officers may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In derivative actions, indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and, in the event such person shall have been adjudged to be liable to the corporation, only to the extent that a proper court shall have determined that such person is fairly and reasonably entitled to indemnity for such expenses.

         The Company's Restated Certificate of Incorporation provides, among other things, that each person who was or is made a party to, or is threatened to be made a part to, or is involved in, any action, suit or proceeding

                                       2

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by reason of the fact that he is the legal representative, or is or was a director or officer of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) while serving in such capacity, shall be indemnified and held harmless by the Company to the full extent authorized by the Delaware Law, as in effect (or, to the extent indemnification is broadened, as it may be amended), against all expenses, liability or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amount to be paid in settlement) reasonably incurred by such person in connection therewith. The Company's Restated Certificate of Incorporation also provides that the right of indemnification conferred to the director, officer or legal representative by the Company's Restated Certificate of Incorporation shall include the right to be paid by the Company for expenses in defending the proceedings specified above, in advance of their final disposition. The Company may also, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

         The Company maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities law.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included on page 8.

Item 9.  Undertakings

         (a)  RULE 415 OFFERING.  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

              (i) include any Prospectus required by Section 10(a)(3) of the Securities Act, unless the

                                       3

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         information is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

             (ii) reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information is contained in periodic reports filed by the Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

           (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

         (b) SUBSEQUENT EXCHANGE ACT DOCUMENTS. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such

                                       4

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securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) INDEMNIFICATION. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       5

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                                      SIGNATURES


         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hampton, State of New Hampshire on the 17th day of December, 1996.

                                           FISHER SCIENTIFIC INTERNATIONAL INC.



                                           By: /s/ Todd M. DuChene
                                              ---------------------------------
                                                  Todd M. DuChene
                                                  Vice President-General
                                                  Counsel and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                     Title                           Date
----------                     -----                           ----

        *
---------------------------    Chairman of the                 December 17, 1996
Michael D. Dingman             Board and Director


        *
---------------------------     President, Chief               December 17, 1996
Paul M. Montrone                Executive Officer
                                and Director
                                (Principal
                                Executive Officer)

        *
---------------------------     Senior Vice                    December 17, 1996
Paul M. Meister                 President - Chief
                                Financial Officer
                                (Principal
                                Financial Officer)


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        *
---------------------------      Vice President-               December 17, 1996
Paul F. Patek                    Controller
                                 (Principal
                                 Accounting
                                 Officer)

        *
---------------------------      Director                      December 17, 1996
Robert A. Day

        *
---------------------------      Director                      December 17, 1996
Philip E. Beekman

        *
---------------------------      Director                      December 17, 1996
Gerald J. Lewis

        *
---------------------------      Director                      December 17, 1996
Edward A. Montgomery, Jr.

        *
---------------------------      Director                      December 17, 1996
Lt. Gen. Thomas P. Stafford



*By /s/ Todd M. DuChene
   --------------------
       Attorney-in-Fact
       Todd M. DuChene

                                       7

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                                INDEX TO EXHIBITS

Exhibit No.       Description of Exhibit
-----------       ----------------------
4.1               Specimen Certificate of Common Stock, $.01 par value per
                  share, of the Company (incorporated by reference to the relevant exhibit to the Company's Registration Statement on Form S-1 (Registration No. 33-43505)).

4.2 Restated Certificate of Incorporation of the Company (incorporated by reference to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 1993).

4.3 Bylaws of the Company (incorporated by reference to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 1993).

4.4 Indenture dated as of March 1, 1993 between the Company and the First National Bank of Boston, as Trustee (incorporated by reference to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24,
                  1993).

4.5 Senior Debt Securities Indenture dated as of December 18, 1995 between the Company and Mellon Bank, N.A., as Trustee (incorporated by reference to the relevant exhibit to the Company's Registration Statement on Form S-3 (Registration
                  No. 33-99884)).

5                 Opinion of Debevoise & Plimpton (filed herewith).

23.1              Consent of Deloitte & Touche LLP (filed herewith).

23.2              Consent of Debevoise & Plimpton (included in Exhibit 5).

24                Powers of Attorney (filed herewith).

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